UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2009

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard
Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 29, 2009, BioSante Pharmaceuticals, Inc. (“BioSante”) entered into an agreement and plan of merger (the “Merger Agreement”) with Cell Genesys, Inc. (“Cell Genesys”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Cell Genesys will merge with and into BioSante (the “Merger”), with BioSante continuing as the surviving company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of and as a result of the Merger, each share of common stock of Cell Genesys issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.1615 of a share of BioSante common stock (the “Exchange Ratio”).  The Exchange Ratio is subject to potential adjustment as described in the Merger Agreement depending upon the amount of net cash of Cell Genesys, less certain expenses and liabilities, 10 calendar days prior to the anticipated closing date of the Merger.  BioSante expects to issue in the aggregate approximately 17.7 million shares of BioSante common stock in the Merger, and, upon completion of the Merger, the former Cell Genesys stockholders are expected to own approximately 39.6 percent of the outstanding shares of BioSante, and the BioSante stockholders prior to the Merger are expected to own approximately 60.4 percent of the outstanding shares of BioSante.  No fractional shares of BioSante common stock will be issued in connection with the Merger, and holders of Cell Genesys common stock will be entitled to receive cash in lieu thereof.

In addition, as of a date mutually agreed upon by both parties, but in no event less than 30 days prior to the effective time of the Merger, all options to purchase shares of Cell Genesys common stock, other than certain designated options held by Cell Genesys’ current officers (the “Specified Company Stock Options”), will become fully vested and exercisable until immediately prior to the effective time of the Merger.  Upon the effective time of the Merger, such unexercised options other than the Specified Company Stock Options will terminate.  The Specified Company Stock Options will be assumed by BioSante and will remain outstanding following the Merger, but will be converted into and become options to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio, as such ratio may be adjusted pursuant to the terms of the Merger Agreement.  Other stock-based equity awards of Cell Genesys outstanding immediately prior to the effective time of the Merger that are unvested or subject to risk of forfeiture will become fully vested and no longer subject to any such restriction, and at the effective time of the Merger, will be exchanged for fully-vested shares of BioSante common stock based on the Exchange Ratio, as such ratio may be adjusted pursuant to the terms of the Merger Agreement.

Other than the warrant subject to a certain warrant exchange agreement dated May 17, 2009, which will be cashed out pursuant to the terms thereof prior to the Merger, all warrants to purchase shares of Cell Genesys common stock which by their terms will survive the Merger will be assumed by BioSante, but will be converted into and become warrants to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio, as such ratio may be adjusted pursuant to the terms of the Merger Agreement.

Consummation of the Merger is subject to a number of conditions, including, but not limited to (i) the adoption and approval of the Merger Agreement by both BioSante’s and Cell Genesys’ stockholders and the approval of the issuance of shares of BioSante common stock in the Merger by BioSante’s stockholders; (ii) the effectiveness of a Form S-4 registration statement to be filed by BioSante with the

Securities and Exchange Commission (the “SEC”) to register the shares of BioSante common stock to be issued in connection with the Merger, which will contain a joint proxy statement/prospectus; (iii) Cell Genesys’ net cash, less certain expenses and liabilities, being a specified minimum amount as of 10 calendar days prior to the anticipated closing date of the Merger, which amount varies depending upon the closing date of the Merger; (iv) the execution by BioSante of a supplemental indenture with the trustee under both the indenture dated as of October 20, 2004 for the 3.125% convertible senior notes due in November 2011 issued by Cell Genesys and under the indenture dated as of June 24, 2009 for the 3.125% convertible senior notes due in May 2013 issued by Cell Genesys (together, the “Indentures”); and (v) other customary closing conditions. The Merger is not intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Each of Cell Genesys and BioSante have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) Cell Genesys will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement, (iv) BioSante will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement and the approval of the issuance of shares of BioSante common stock in the Merger, (v) the board of directors of Cell Genesys will recommend that its stockholders adopt and approve the Merger Agreement, (vi) the board of directors of BioSante will recommend that its stockholders adopt and approve the Merger Agreement and approve the issuance of shares of BioSante common stock in the Merger, in each case, subject to certain exceptions; and (vii) each party will take certain actions under the Indentures, including the execution by BioSante of supplemental indentures as required under the terms of the Indentures.

Cell Genesys also has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, including the receipt of a “superior proposal” by Cell Genesys, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement contains certain termination rights for both BioSante and Cell Genesys in certain circumstances. If the Merger Agreement is terminated due to certain triggering events specified in the Merger Agreement, Cell Genesys or BioSante will be required to pay the other party a termination fee of $1.0 million. The Merger Agreement also provides that under specified circumstances, Cell Genesys or BioSante may be required to reimburse the other party up to $500,000 for the other party’s expenses in connection with the transaction. Any expenses paid by such party will be credited against the termination fee if the termination fee subsequently becomes payable by such party.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to a full text of the Merger Agreement, which is attached as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about BioSante or Cell Genesys in their respective public reports filed with the SEC. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to BioSante or Cell Genesys. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Voting Agreements

Concurrently and in connection with the execution of the Merger Agreement, Cell Genesys’ Chairman of the Board and Chief Executive Officer, Stephen A. Sherwin, M.D., who holds less than one percent of the outstanding shares of Cell Genesys common stock as of the close of business on June 29, 2009, entered into a voting agreement with BioSante (the “Cell Genesys Voting Agreement”), pursuant to which he agreed to vote his shares of Cell Genesys common stock in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against certain transactions or certain actions that would delay, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement.

In addition, certain of BioSante’s directors and officers, who collectively hold approximately 9.5 percent of the outstanding shares of BioSante common stock as of the close of business on June 29, 2009, entered into a voting agreement with Cell Genesys, in substantially the form of Exhibit 10.2 hereto (the “BioSante Voting Agreement”), pursuant to which each stockholder agreed to vote its shares of Company common stock in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the issuance of shares of BioSante common stock in the Merger, and against certain transactions or certain actions that would delay, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement.

Both the Cell Genesys Voting Agreement and the BioSante Voting Agreement (collectively, the “Voting Agreements”) will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to a full text of the Voting Agreement with Stephen A. Sherwin, M.D. and the form of BioSante Voting Agreement, which are attached as Exhibits 10.1 and 10.2 to this current report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01                                             Regulation FD Disclosure.

On June 30, 2009, BioSante announced the entry into the Merger Agreement with Cell Genesys.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by BioSante under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc. (filed herewith)*

Exhibit No.	Description
10.1	Voting Agreement dated as of June 29, 2009 by and between Stephen A. Sherwin, M.D. and BioSante Pharmaceuticals, Inc. (filed herewith)

10.2	Form of Voting Agreement dated as of June 29, 2009 by and between certain directors and officers of BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc. (filed herewith)

99.1	Press Release issued by BioSante Pharmaceuticals, Inc. dated June 30, 2009 (furnished herewith)

*

All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BioSante Pharmaceuticals, Inc. will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed business combination involving BioSante and Cell Genesys.  In connection with the proposed transaction, BioSante intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials and each of BioSante and Cell Genesys plan to file with the SEC other documents regarding the proposed transaction.  The final joint proxy statement/prospectus will be mailed to the stockholders of BioSante and Cell Genesys.  Investors and security holders of BioSante and Cell Genesys are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about BioSante, Cell Genesys and the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by BioSante and Cell Genesys at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to BioSante,  Attention: Investor Relations, telephone: (847) 478-0500 or to Cell Genesys,  Attention: Investor Relations., telephone (650) 266-3000.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com, and investors and security holders may access copies of the documents filed with the SEC by Cell Genesys’ website at www.cellgenesys.com.

BioSante, Cell Genesys and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of BioSante and Cell Genesys in respect of the proposed transaction.  Information regarding BioSante’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009 and the proxy statement for BioSante’s 2009 annual meeting of stockholders, filed with the SEC on April 27, 2009.  Information regarding Cell Genesys’ directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009 and the proxy statement for Cell Genesys’ 2009 annual meeting of stockholders, filed with the SEC on March 31, 2009.  If and to the extent that any of the BioSante or Cell Genesys participants will receive any additional benefits in connection with the Merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the Merger.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s and Cell Genesys’ directors and executive officers in the Merger by reading the definitive joint proxy statement/prospectus when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary

Dated:   June 30, 2009

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.*	Filed herewith

10.1	Voting Agreement dated as of June 29, 2009 by and between Stephen A. Sherwin, M.D. and BioSante Pharmaceuticals, Inc.	Filed herewith

10.2	Form of Voting Agreement dated as of June 29, 2009 by and between certain directors and officers of BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.	Filed herewith

99.1	Press Release issued by BioSante Pharmaceuticals, Inc. dated June 30, 2009	Furnished herewith

*

All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BioSante Pharmaceuticals, Inc. will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.